Fifth Third Bank Auto Receivables Trust 1996-B            EXHIBIT 20
Monthly Statement to Certificateholders
Servicer:  Fifth Third Bank
Trustee: Harris Trust and Savings Bank

Collection Period:    01-Jan-97            31-Jan-97
Distribution Date:    18-Feb-97                       Per $1,000 of
                                                         Original
                                                        Class A /
Statement for Class A and Class B                        Class B
  Certificateholders Pursuant to Section 4.7           Certificate
  of the Pooling and Servicing Agreement                  Amount

(i)  Principal Distribution
          Class A Certificate Amount  $13,909,610.78    $36.23767480
          Class B Certificate Amount   $1,046,959.95    $36.23701890

(ii)  Interest Distribution
          Class A Certificate Amount   $1,771,085.93     $4.61407849
          Class B Certificate Amount     $138,477.42     $4.79293299

(iii)  Servicing Fee                     $295,255.24     $0.71536116

(iv)  Class A Certificate Balance
         (after principal distributions)             $315,594,749.11
        Class A Pool Factor
         (after principal distributions)                   0.8221955
        Class B Certificate Balance
         (after principal distributions)              $23,754,966.40
        Class B Pool Factor
         (after principal distributions)                   0.8221988

(v)  Total Pool Balance
         (end of Collection Period)                  $339,349,715.51

                                      Current Period      Cumulative
vi)     Defaulted Receivables            $464,058.31     $702,181.09
         Liquidation Proceeds            $104,734.01     $156,994.81
         Aggregate Net Losses            $359,324.30     $545,186.28

vii)  Aggregate Principal Balance of Receivables
          repurchased by Seller or Servicer:
          Principal Portion                                    $0.00
          Interest Portion                                     $0.00

(viii)  Class A Interest Carryover Shortfall                   $0.00
          Class B Interest Carryover Shortfall                 $0.00
          Class A Principal Carryover Shortfall                $0.00
          Class B Principal Carryover Shortfall                $0.00

(ix)  Reserve Account Balance (after giving effect to
       payments made on the Distribution Date)        $16,679,245.55

(x)  Specified Reserve Account Balance (after giving effect
       to payments made on the Distribution Date)     $16,967,485.78